SUBSCRIPTION AGREEMENT

     Harris Insight Funds Trust (the "Trust"), a Massachusetts business trust, and Provident Distributors, Inc. ("PDI"), a Delaware corporation, hereby agree with each other as follows:

          1. The Trust hereby offers to PDI and PDI hereby purchases one (1) share of the B Shares class of shares of its series (each a "Fund") at a price of $10.00 per share (par value $.001 per share) (collectively known as "shares") as follows:

          1)       Harris Insight Balanced Fund
          2)       Harris Insight Index Fund
          3)       Harris Insight Equity Income Fund
          4)       Harris Insight Equity Fund
          5)       Harris Insight Growth Fund
          6)       Harris Insight Small-Cap Value Fund
          7)       Harris Insight Small-Cap Opportunity Fund
          8)       Harris Insight International Fund
          9)       Harris Insight Large-Cap Aggressive Growth Fund
          10)      Harris Insight Small-Cap Aggressive Growth Fund
          11)      Harris Insight Emerging Markets Fund
          12)      Harris Insight Technology Fund
          13)      Harris Insight Tax-Exempt Bond Fund
          14)      Harris Insight Bond Fund
          15)      Harris Insight Intermediate Government Bond Fund
          16)      Harris Insight Money Market Fund

          2. PDI represents and warrants to the Trust that the shares are being acquired for investment purposes and not with a view to the distribution thereof.

          3. PDI is authorized and otherwise duly qualified to purchase and hold shares and to enter into this Subscription Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 6th day of December 2000.

                                              HARRIS INSIGHT FUNDS TRUST

         ATTEST:

         /s/    Jennifer Rinnander            By: /s/ Philip H. Rinnander
         ---------------------------              ------------------------
                                                  Philip H. Rinnander, President


                                              PROVIDENT DISTRIBUTORS, INC.


         ATTEST:

         /s/ Jennifer Rinnander               By: /s/ Jason A. Greim
         -----------------------------------      ---------------------
                                                  Jason A. Greim
                                                  Vice President